UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2018

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

In connection with PEDEVCO Corp.’s (the “Company”, “PEDEVCO”, “we” and “us”) consolidation of accounting operations to its new Houston, Texas headquarters, on December 31, 2018, the Company and the Company’s Chief Financial Officer, Mr. Gregory Overholtzer, entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to which, effective December 31, 2018 (the “Separation Date”), Mr. Overholtzer and the Company mutually agreed to discontinue Mr. Overholtzer’s employment with the Company and Mr. Overholtzer resigned from all positions held with the Company and its subsidiaries. Mr. Overholtzer will continue to work with the Company in a transitional consulting capacity until April 7, 2019 (the “Transition Period”) pursuant to a Consulting Agreement entered into by and between the Company and Mr. Overholtzer on January 1, 2019 (the “Consulting Agreement”).   Pursuant to the Consulting Agreement, Mr. Overholtzer agreed to provide accounting and financial reporting services and support to the Company for an average of up to six (6) hours per week during the Transition Period in exchange for cash compensation of $15,000 per month and continued COBRA insurance coverage for Mr. Overholtzer and his dependents paid for by the Company during the Transition Period. Upon the successful conclusion of the Transition Period, (i) the Company agreed to accelerate the vesting of an aggregate of 20,000 shares of restricted common stock previously issued to Mr. Overholtzer by the Company (the “Unvested Shares”), which would have otherwise vested ratably over three years through December 12, 2021, subject to Mr. Overholtzer’s continued service to the Company, and which would have otherwise been forfeited by Mr. Overholtzer upon his separation from the Company prior to such vesting date, (ii) the Company agreed to accelerate the vesting of options to purchase an aggregate of 30,000 shares of the Company’s common stock at an exercise price of $0.3088 per share previously issued to Mr. Overholtzer by the Company (the “Unvested Options”), which would have otherwise vested in full on June 28, 2019, subject to Mr. Overholtzer’s continued service to the Company, and which would have otherwise been forfeited by Mr. Overholtzer upon his separation from the Company prior to such vesting date, and (iii) the Company agreed to extend the exercise period for all of Mr. Overholtzer’s options for a period of three (3) years following the Separation Date (regardless of their original terms).  In addition, pursuant to the Separation Agreement, Mr. Overholtzer agreed to fully-release the Company from all claims in exchange for the Company agreeing to pay a lump sum cash payment of $15,833.33 to Mr. Overholtzer following the effectiveness of the Separation Agreement.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and Consulting Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 above with respect to the Separation Agreement and Consulting Agreement and the amounts due in connection therewith are incorporated in this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the discussions under Item 1.01 above with respect to the resignation of Mr. Overholtzer as an employee and executive officer (Chief Financial Officer) of the Company and its subsidiaries, the Separation Agreement and the Consulting Agreement, which are incorporated in this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

  (a) Exhibits.

Exhibit No.	Description

10.1*	Separation and General Release Agreement, dated December 31, 2018, between Pacific Energy Development Corp. and Gregory Overholtzer
10.2*	Consulting Agreement, dated January 1, 2019, between Gregory Overholtzer and Pacific Energy Development Corp.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: January 4, 2019	By:	/s/ Simon G. Kukes
Simon G. Kukes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Separation and General Release Agreement, dated December 31, 2018, between Pacific Energy Development Corp. and Gregory Overholtzer
10.2*	Consulting Agreement, dated January 1, 2019, between Gregory Overholtzer and Pacific Energy Development Corp.

* Filed herewith.

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